SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 18, 2018 (December 12. 2018) Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #350

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 12, 2018, RLH DC LLC (“RLH DC”), a wholly owned subsidiary of RLS DC Venture LLC, a consolidated subsidiary of Red Lion Hotels Corporation (“RLH Corporation”) in which RLHC holds a 55% interest, and RLH Corporation, as guarantor, received a reservation of rights letter and notice from Pacific Western Bank, agent under that certain Loan Agreement between RLH DC, Pacific Western Bank, and the lenders party thereto dated October 29, 2015, as amended (the “Loan Agreement”).    The letter notifies RLH DC and RLH Corporation that RLH DC was in breach of the Debt Service Coverage Ratio covenant as of September 30, 2018, as we disclosed in our quarterly report on Form 10-Q for the quarter ended September 30, 2018, and in breach of the Loan to Value Ratio covenant, as determined by an appraisal of the underlying property provided to lenders dated November 21, 2018. A breach of one of these covenants constitutes an Event of Default under the Loan Agreement. The approximate amount owing under the Loan Agreement is $16.0 million, and RLH Corporation has provided a principal guaranty of $4.5 million.

The Loan Agreement permits Debt Service Coverage Ratio covenant defaults to be cured by an increase in the RLH Corporation principal guarantee, which can be exercised a maximum of two times during the remaining term of the loan. On December 14, 2018, RLH DC and RLH Corporation executed an amendment to the Loan Agreement to increase the RLH Corporation principal guarantee to $10.5 million, remediating the Debt Service Coverage Ratio covenant default, and increased the required Loan to Value Ratio through May 31, 2019, remediating the Loan to Value Ratio covenant default.

Item 5.02. Departure Of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) RLH Corporation and William (Bill) Linehan, the company’s Chief Marketing Officer, entered into an amended offer letter effective December 15, 2018 to establish a mutually agreed upon separation date from the Company of May 31, 2019 (the “Separation Date”). Mr. Linehan will remain as Executive Vice President, Chief Marketing Officer through his Separation Date, reporting to the President and CEO. No changes were made to Mr. Linehan’s annual base salary of $342,060, and Mr. Linehan remains eligible to earn a bonus under the company’s 2018 variable pay plan, payable on his Separation Date, if the targets and goals for 2018 previously set by the company’s Compensation Committee are achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: December 18, 2018	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President and General Counsel